                                                                     Exhibit 4

                          THIRD AMENDMENT TO REVOLVING
            CREDIT AND TERM LOAN AGREEMENT AND REVOLVING CREDIT NOTE

                  THIS AMENDMENT, dated as of November 13, 1996 (the "Amendment") to the Amended and Restated Revolving Credit and Term Loan Agreement and the Revolving Credit Note, both dated as of November 15, 1993 and amended pursuant to a certain First Amendment to Revolving Credit and Term Loan Agreement and Revolving Credit Note dated as of December 9, 1994 and a Second Amendment to Revolving Credit and Term Loan Agreement dated as of November 29, 1995 (as so amended, the "Agreement" and the "Note" respectively), is entered into by and between ANALYSIS & TECHNOLOGY, INC., a Connecticut corporation (the "Company") and FLEET NATIONAL BANK, formerly known as Shawmut Bank Connecticut, National Association, a national banking association (the "Bank").

                               W I T N E S S E T H
                  WHEREAS, pursuant to the Agreement, the Bank has made certain advances to the Company and the Company has made certain covenants to the Bank; and

                  WHEREAS, the Bank and the Company now desire to amend the Agreement to provide for, among other things, a change in the net worth covenant and an extension of the Termination Date.

                  NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged and pursuant to the requirements of the Agreement, the parties hereto hereby agree as follows:

                  Section 1. Definitions. Capitalized terms used herein and not otherwise defined herein shall have the meanings specified in, or by reference in, the Agreement.

                  Section 2. Amendment to the Agreement.

                  (a) Section 1.1 of the Agreement is amended and restated to read as follows:

                  Section 1.1 Amounts. Subject to the terms and conditions contained in this Agreement, the Bank agrees to make loans (the "Revolving Credit Loans" and individually, a "Revolving Credit Loan") to the Company from time to time prior to October 31, 1998 (the "Termination Date") in principal amounts not exceeding at any one time outstanding the sum of $20,000,000 (such amount, as it may be reduced from time to time as hereinafter provided, is herein called the "Commitment") less the face amount of all Letters of Credit issued for the account of the Company or any other party guaranteed by the Company (the "Letters of Credit" and each individually a "Letter of Credit"). Each Revolving Credit Loan shall be either a Domestic Loan, a CD Loan, or a Eurodollar Loan as the Company may elect subject to the provisions of this Agreement. Notwithstanding anything herein to the contrary, during the term of this Agreement, the sum of (i) the aggregate outstanding principal amount of Revolving Credit Loans hereunder plus (ii) the aggregate available face amount of all Letters of Credit, shall not at any time exceed the Commitment.

                  (b) Section 1.3 of the Agreement is amended to change the maturity date of the Term Loan from November 1, 2002 to November 1, 2003, by substituting the reference to "November 1, 2002" with "November 1, 2003."

                  (c) Section 7.15 of the Agreement is amended and restated to read as follows:

                           Section 7.15. Tangible Net Worth. Permit consolidated
                  Tangible Net Worth to be less than $22,000,000 at any time as determined in accordance with generally accepted accounting principles applied on a consistent basis with that of the period ending March 31, 1996.

                  (d) The definition of Intangible Assets set forth in Section 9.1(m) is amended and restated to read as follows:

                           (m) "Intangible Assets" shall mean capitalized merger
                  costs, capitalized product development costs (net of accumulated amortization), copyrights, organization costs and goodwill.

                  (e) The definition of Tangible Net Worth set forth in Section 9.1(z) is amended and restated to read as follows:

                           (z) "Tangible Net Worth" shall mean consolidated
                  shareholders' equity reduced by Intangible Assets.

                  (f) Exhibits C, D, E and F to the Agreement are each amended and restated to read in the form of Exhibits C, D, E and F respectively, attached hereto and made a part hereof as Exhibits C, D, E and F.

                  Section 3. Conditions and Effectiveness. This Amendment shall become effective when, and only when, the Bank and the Company have received counterparts of this Amendment executed by the Bank and by the Company.

                  Section 4.  Reference to and Effect on the Agreement.

                  (a) Upon the effectiveness of Section 2 hereof, on and after the date hereof, (i) each reference in the Agreement to "this Agreement," "hereunder," "hereof," "herein," or words of like import, and each reference to the Agreement in the Revolving Credit Note and any other document relating to the Agreement, shall mean and be in reference to the Agreement as amended hereby and (ii) each reference in the Revolving Credit Note to "this Note, " "hereunder," "hereof," "herein," or words of similar import, and each reference in the Agreement to "the Note" or "the Revolving Credit Note" shall mean and be in reference to the Revolving Credit Note as amended hereby.

                  (b) Except as specifically amended herein, the Agreement and the Note shall remain in full force and effect and are hereby ratified and confirmed.


                  Section 5. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

                  Section 6. Execution and Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute one in the same instrument.

                  Section 7. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Connecticut.

                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the date first above written.

                                                ANALYSIS & TECHNOLOGY, INC.


                                                By:   /s/ David M. Nolf
                                                  ------------------------------
                                                  Name: David M. Nolf
                                                  Its:  Executive Vice President
                                                        Chief Financial and
                                                        Administrative Officer

                                                 FLEET NATIONAL BANK


                                                 By:   /s/ Matthew E. Hummel
                                                   -----------------------------
                                                   Name: Matthew E. Hummel
                                                   Its:  Vice President

                  ANALYSIS & TECHNOLOGY, INC. AND SUBSIDIARIES

                                    EXHIBIT C

                                 PERMITTED LIENS
                                 ---------------
I.   REAL ESTATE
     -----------

                                                                                  Initial          Present Balance
       Mortgagor                                 Description                      Amount*/             9/30/96
       ---------                                 -----------                      --------             -------

       Fleet Bank                 Mortgage loan dated May 30, 1986, as           $1,345,000          $687,592
                                  amended, secured by a mortgage on land
                                  and buildings at Technology Park, North
                                  Stonington, Connecticut.

       Chelsea Groton             Mortgage loan dated March 8, 1978,             $522,800            $278,396
       Savings Bank               secured by a mortgage on land and
                                  buildings at Technology Park, North
                                  Stonington, Connecticut.

       Fleet Bank                 Mortgage loan dated November 25, 1987,         $2,300,000          $1,749,011
                                  secured by a mortgage on land and buildings at
                                  238-258 Bank Street, New London, Connecticut.

       Connecticut Innovations,   Rights in technology under an agreement        $300,000            $100,000
       Inc. (CII)                 dated October 19, 1994, to secure
                                  royalties payable in conjunction with
                                  grant for image processing business
                                  development.

       Connecticut Department     Second mortgage on land and buildings at       $450,000            $450,000
       of Economic Development    238-258 Bank Street, New London,
       (DED)                      Connecticut, to secure royalties payable
                                  in connection with a grant for development of
                                  IMM Connecticut based multimedia commercial
                                  business.




-------------------------
*/ Initial amounts reflect amount borrowed or maximum amount of grant, as applicable.

                  ANALYSIS & TECHNOLOGY, INC. AND SUBSIDIARIES

                                 PERMITTED LIENS
                                 ---------------


II.  LEASES
     ------

     Nothing contained in the Amended and Restated Revolving Credit and Term Loan Agreement shall be construed to limit the ability of the Company to enter into leases of either real or personal property, including so called
    "financing leases" of personal property.

                  ANALYSIS & TECHNOLOGY, INC. AND SUBSIDIARIES

                                    EXHIBIT D

                             PERMITTED INDEBTEDNESS

I.   REAL ESTATE


                                                                                  Initial          Present Balance
       Mortgagor                                 Description                      Amount*/             9/30/96
       ---------                                 -----------                      --------             -------

       Fleet Bank                 Mortgage dated May 30, 1986, as amended,       $1,345,000           $687,592
                                  payable with interest at 7.97% with monthly
                                  installments of $11,500 through September 1,
                                  2001, secured by a mortgage on land and
                                  buildings.

       Chelsea Groton             9 1/4% mortgage note dated March 8,            $522,800             $278,396
       Savings Bank               1978, payable in monthly installments of
                                  $4,477 including interest through February
                                  2003, secured by a mortgage on land and
                                  buildings.

       Fleet Bank                 Mortgage note dated November 25, 1987,         $2,300,000           $1,749,011
                                  payable with interest at 6.98% in monthly
                                  installments of $18,826 through November 1,
                                  2002, secured by a mortgage on land and
                                  building at 238-258 Bank Street, New London,
                                  Connecticut.

II.  SUBSIDIARY INDEBTEDNESS
     -----------------------

     A.  APPLIED SCIENCE ASSOCIATES, INC. (ASA)
         --------------------------------------

     Small Business Administration Loan, with interest at 8.5%, due in monthly installments of principal and interest of $4,923 through May 2001, secured by an interest in the ASA headquarters
     building.                                                                    $500,000             $230,198
                                                                                  ========             ========




*/ Initial amounts reflect amount borrowed.

                  ANALYSIS & TECHNOLOGY, INC. AND SUBSIDIARIES

                             PERMITTED INDEBTEDNESS
                             ----------------------


III. LEASES

     Nothing contained in the Amended and Restated Revolving Credit and Term Loan Agreement shall be construed to limit the ability of the Company to enter into leases of either real or personal property, including so called "financing leases" of personal property.

                  ANALYSIS & TECHNOLOGY, INC. AND SUBSIDIARIES

                                    EXHIBIT E

                            PERMITTED LOAN GUARANTEE
                            ------------------------


I.   APPLIED SCIENCE ASSOCIATES, INC. (ASA)
     --------------------------------------

     Small Business Administration Loan, with interest at 8.5% , due in monthly installments of principal and interest of $4,923 through
     May 2001, secured by an interest in the ASA building.                                        $500,000
                                                                                                  ========

*/  Initial amounts reflect amount borrowed.

                  ANALYSIS & TECHNOLOGY, INC. AND SUBSIDIARIES

                                    EXHIBIT F

             PERMITTED INTER-COMPANY LOANS, ADVANCES AND INVESTMENTS
             -------------------------------------------------------


I.   OUTSTANDING LOANS, ADVANCES AND INVESTMENTS AS OF 09/30/96
     ----------------------------------------------------------


                                                                           Amount
                                                                            ------
     Applied Science Associates, Inc.
     --------------------------------
         Purchase investment                                            $ 6,250,000
         Other investment                                                 2,637,067
                                                                        -----------
                                                                        $ 8,887,067
     A&T Australia
     -------------
         Capital investment                                             $   100,000
         Other investment                                                   278,149
                                                                        -----------
                                                                        $   378,149
     A&T International
     -----------------
         Capital investment                                             $    52,174
         Other investment                                                    56,143
                                                                        -----------
                                                                        $   108,317
     Integrated Performance Decisions
     --------------------------------
         Capital investment                                             $   500,000
         Other investment                                                  (213,916)
                                                                        -----------
                                                                        $   286,084

II.  ADDITIONAL LOANS, ADVANCES, AND INVESTMENTS
     AUTHORIZED FOR EXPENDITURE AFTER 09/30/96

     Applied Science Associates, Inc.                                   $   500,000
     A&T International, Inc.                                                      0
     A&T Australia                                                                0
     Available for allocation by A&T among A&T subsidiaries             $   600,000
                                                                        -----------
                                                                        $ 1,100,000
                                                                        -----------
                                                             Total      $10,759,617
                                                                        ===========

Revision Date:  October 31, 1996